     As filed with the Securities and Exchange Commission April 7, 1997
                                                        Registration No. 33-

       ---------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

       ---------------------------------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              TST/Impreso, Inc.
       ---------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
       ---------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                 75-1517936
       ---------------------------------------------------------------
                    (I.R.S. Employer Identification No.)

               652 Southwestern Boulevard, Coppell, TX  75019
       ---------------------------------------------------------------
             (Address of  Principal Executive Offices)(Zip Code)

                           1995 Stock Option Plan
       ---------------------------------------------------------------
                            (Full title of Plan)

                             Marshall Sorokwasz
                            652 Southwestern Blvd
                            Coppell, Texas 75019
       ---------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (972) 462-0100
       ---------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                             Paul E. Gelbard, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                                380 Madison Ave.
                           New York, New York  10017

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                      Proposed       Proposed
                      Maximum        Maximum
                      Amount         Offering     Aggregate       Amount of
Title of Securities   to be          Price Per    Offering        Registration
to be Registered      Registered     Share        Price           Fee
Common Stock,
$.01 par value        400,000        $ 6.75       $ 2,700,000     $ 843.75
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock as reported on Nasdaq National Market on April 3, 1997.

                                    PART 11

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by TST/Impreso, Inc. (the "Registrant"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996;

         (c) The Registrant's definitive Proxy Statement, dated December 13, 1996, as filed with the Securities and Exchange Commission in connection with the Registrant's Annual Meeting of Stockholders held January 28, 1997.

Item 4.          Description of Securities.

                 No response to this item is required.

Item 5.          Interests of Named Experts and Counsel.

                 No response to this item is required.

Item 6.          Indemnification of Directors and Officers.

                 The Seventh and Ninth Paragraphs of the Registrant's Certificate of Incorporation provide as follows:


Seventh : The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.


Ninth : The personal liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

Item 7.          Exemption From Registration Claimed.

                 No response to this Item is required.

Item 8.          Exhibits.

                 3(a)     Certificate of Incorporation of the Company
                          (incorporated by reference to Exhibit 3.1 to
                          Registration Statement on Form S-1 No. 33-93814)
                 3(b)     By-laws of the Company (incorporated by reference to
                          Exhibit 3.2 to Registration Statement on Form S-1
                          No. 33-93814)
                 4        Form of Underwriters' Warrant (incorporated by
                          reference to Exhibit 4.1 to Registration Statement
                          on Form S-1 No. 33-93814)
                 5        Opinion of Bachner, Tally, Polevoy & Misher LLP, with
                          respect to the legality of the Common Stock to be
                          registered hereunder
                 10(a)    1995 Stock Option Plan (incorporated by reference to
                          Exhibit 10.1 to Registration Statement on Form S-1
                          No. 33-3814)
                 10(b)    Employment Agreement dated September 28,1995, between
                          the Company and Marshall Sorokwasz (incorporated by
                          reference to Exhibit 10.2 to Registration Statement
                          on Form S-1 No. 33-93814)
                 21       Subsidiaries of the Registrant (incorporated by
                          reference to Exhibit 21.1 to Registration Statement
                          on Form S-1 No. 33-93814)
                 23(a)    Consent of Arthur Andersen LLP
                 23(b)    Consent of Bachner, Tally, Polevoy & Misher LLP,
                          (contained in Exhibit 5)

Item 9.  Undertakings.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i) to include any prospectus required by
                                  section 10(a) (3) of the Securities Act of 1933;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of theSecurities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coppell, State of Texas, on the 7th day of April, 1997.




                                              TST/Impreso, Inc.
                                   ---------------------------------------
                                                (Registrant)

                                   By:  /s/ Marshall D. Sorokwasz
                                        ----------------------------------
                                        Marshall Sorokwasz, Chairman
                                        of the Board, President and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




/s/ Marshall D. Sorokwasz                                        April 7, 1997
----------------------------------------------
Marshall D. Sorokwasz, Chairman
of the Board, President and Treasurer
(Principal Executive Officer)

/s/ Susan M. Atkins                                              April 7, 1997
----------------------------------------------
Susan M. Atkins, Vice President
of  Finance, CFO
(Principal Financial Officer)

/s/ Richard D. Bloom                                             April 7, 1997
----------------------------------------------
Richard D. Bloom, Vice President
of Operations, Director

/s/ Donald E. Jett                                               April 7, 1997
----------------------------------------------
Donald E. Jett, Secretary, Director

/s/ Robert F. Troisio                                            April 7, 1997
----------------------------------------------
Robert F. Troisio, Director

/s/Bob L.. Minyard                                               April 7, 1997
----------------------------------------------
Bob L. Minyard, Director

/s/Jay W. Ungerman                                               April 7, 1997
----------------------------------------------
Jay W. Ungerman, Director

                               INDEX TO EXHIBITS
                               TST/IMPRESO, INC.


EXHIBIT          DESCRIPTION OF
NUMBER           EXHIBIT
------           --------------
3(a)             Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Registration
                 Statement on Form S-1 No. 33-93814)
3(b)             By-laws of the Company (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1
                 No. 33-93814)
4                Form of Underwriters' Warrant (incorporated by reference to Exhibit 4.1 to Registration Statement on
                 Form S-1 No. 33-93814)
5                Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder
10(a)            1995 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1
                 No. 33-93814)
10(b)            Employment Agreement dated September 28,1995, between the Company and Marshall Sorokwasz (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 No. 33-93814)
21               Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Registration Statement on
                 Form S-1 No. 33-93814)
23(a)            Consent of Arthur Andersen LLP
23(b)            Consent of Bachner, Tally, Polevoy & Misher LLP, (contained in Exhibit 5)